

<ARTICLE>                     5
<LEGEND>
     This schedule  contains summary financial  information  extracted from Form
     10-Q and is  qualified  in its  entirety  by  reference  to such  financial statements.
</LEGEND>
<CIK>                         0001013021
<NAME>                        Coinmach Laundry Corp.
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. DOLLARS

<PERIOD-TYPE>                                  3-MOS
<FISCAL-YEAR-END>                              MAR-31-2000
<PERIOD-START>                                 APR-01-1999
<PERIOD-END>                                   JUN-30-1999
<EXCHANGE-RATE>                                1
<CASH>                                         27,022
<SECURITIES>                                   0
<RECEIVABLES>                                  7,790
<ALLOWANCES>                                   0
<INVENTORY>                                    16,920
<CURRENT-ASSETS>                               0
<PP&E>                                         363,611
<DEPRECIATION>                                 (136,742)
<TOTAL-ASSETS>                                 895,408 <F1>
<CURRENT-LIABILITIES>                          0
<BONDS>                                        701,175 <F2>
<PREFERRED-MANDATORY>                          104,522
<PREFERRED>                                    0
<COMMON>                                       0
<OTHER-SE>                                     (58,757)
<TOTAL-LIABILITY-AND-EQUITY>                   895,408 <F3>
<SALES>                                        0
<TOTAL-REVENUES>                               133,538
<CGS>                                          0
<TOTAL-COSTS>                                  87,211
<OTHER-EXPENSES>                               32,174 <F4>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             16,740
<INCOME-PRETAX>                                (2,587)
<INCOME-TAX>                                   (153) <F5>
<INCOME-CONTINUING>                            (2,434)
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   (2,434) <F6>
<EPS-BASIC>                                  (.18)
<EPS-DILUTED>                                  (.18)

<F1> 1. Total Assets:  Includes  Advance  Rental  Payments of $79,377,  Contract
     Rights of $405,231, and Goodwill of $107,052, each net of accumulated amortization, at June 30, 1999.
<F2> 2.  Bonds:  Includes  $296,544  of 11-3/4%  senior  notes,  as well as debt outstanding under a credit facility of $390,308, at June 30, 1999.
<F3> 3. Total Liabilities:  Includes Accrued  Commissions of $27,675 and Accrued
     Interest of $7,256, at June 30, 1999.
<F4> 4. Other Expenses:  Other Expenses include stock based compensation charges of $159 for the three months ended June 30, 1999.
<F5> 5. Income  Taxes:  The  provision  (benefit)  for income taxes  consists of
     $1,139 currently payable and ($1,292) deferred for the three months ended June 30, 1999.
<F6> 6. Net Income:  In addition,  EBITDA of $44,248  (earnings before interest, income taxes, depreciation and amortization), before the deduction for the stock-based compensation charge was generated for the reported period. EBITDA is a meaningful measure of a company's ability to service debt.
